CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement of FinishMaster, Inc. and Subsidiaries on Form S-8 (File No. 333-564) of our report, dated March 20, 1998, on our audit of the consolidated financial statements and financial statement schedule of FinishMaster, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the year and nine-month period then ended which is included in this Annual Report on Form 10-K.



                                                 COOPERS & LYBRAND L.L.P.


Grand Rapids, Michigan
March 31, 1998